Exhibit 10.16

                              DEL WEBB CORPORATION
                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN NO. 2
                              LIST OF PARTICIPANTS


Larry W. Beckner
Joseph F. Contadino
John H. Gleason
LeRoy C. Hanneman, Jr.
Robertson C. Jones
Anne L. Mariucci
Donald V. Mickus
John M. Murray
Frank D. Pankratz
David E. Rau
Charles T. Roach
David G. Schreiner
M. Lynn Schuttenberg
John A. Spencer
Richard L. Vandermeer
Robert R. Wagoner